Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Entera Bio Ltd. of our report dated March 31, 2023 relating to the financial statements, which appears in Entera Bio Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Kesselman & Kesselman Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
June 2, 2023